CONVERGYS NEWS RELEASE

Exhibit 99

Convergys Reports Third Quarter Results

(Cincinnati; October 30, 2012) — Convergys Corporation (NYSE: CVG), a global leader in relationship management, today announced its financial results for the third quarter of 2012.

Third Quarter Summary

•	Total revenue from continuing operations of $508 million, up three percent compared with prior year

•	EBITDA from continuing operations of $61 million, up eight percent compared with adjusted EBITDA in the prior year

•	EPS from continuing operations of $0.26 compared with adjusted EPS from continuing operations of $0.19 in the prior year

•	3.7 million Convergys shares repurchased in the third quarter at average price of $15.56 per share

•	$729 million cash and short term investments on balance sheet at quarter end

•	Raised full-year earnings guidance

“We delivered our sixth consecutive quarter of revenue growth and profit improvement,” said Andrea Ayers, incoming president and CEO. “As a well capitalized market-leader in customer management, we are in a unique position to invest in what matters most to our clients. We are executing on our growth strategy and have raised our earnings guidance for the full year.”

Incoming executive chairman Jeff Fox said, “I congratulate Andrea on her new role as CEO, and continue to be encouraged by the strong performance of our team. Based on our confidence in the business and commitment to disciplined capital deployment, we paid a five-cent dividend and repurchased $57 million of our stock in the third quarter.”

Third Quarter Results – Continuing Operations

Revenue – Total revenue from continuing operations was $508 million, compared with $493 million in the same period last year. Customer Management revenue was $502 million, a two percent increase compared with $491 million in the same period last year.

Operating Income – Operating income from continuing operations was $39 million, a 14 percent increase compared with $34 million adjusted operating income from continuing operations in the same period last year. Prior year GAAP operating income of $28 million included $6 million of Information Management-related costs that did not qualify for presentation as discontinued operations.

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Customer Management operating income was $44 million, up 13 percent compared with $39 million in the same period last year. Customer Management operating margin was 8.8 percent, up 90 basis points compared with 7.9 percent in the same period last year.

EBITDA –Total company EBITDA was $61 million, compared with $56 million adjusted EBITDA in the same period last year. Prior year adjusted EBITDA excludes $6 million Information Management-related costs as well as the $265 million pre-tax gain on the sale of our interests in the Cellular Partnerships. Customer Management EBITDA was $63 million, up 13 percent compared with $56 million in the same period last year.

Tax Rate – The effective tax rate was 18 percent in the third quarter. On an adjusted basis, the effective tax rate for the full year is expected to be approximately 23 percent.

Net Income – Net income from continuing operations was $30 million, or $0.26 per diluted share. This compared with adjusted net income of $23 million, or $0.19 per diluted share, in the same period last year. Prior year adjusted net income excludes the $168 million, or $1.38 per diluted share, impact of the sale of our interests in the Cellular Partnerships and Information Management-related costs.

Free Cash Flow – Free cash flow was $30 million, including approximately $25 million in cash tax payments related to the sale of the Information Management business, compared with $13 million in the same period last year.

Net Cash and Short Term Investments – At September 30, 2012, cash and short term investments were $729 million, debt maturing in one year was $1 million and long term debt was $60 million. Net cash and short term investments totaled $668 million at September 30, 2012, compared with $696 million at June 30, 2012, and $345 million at the end of the third quarter last year.

Share Repurchase – Convergys repurchased 3.7 million shares in the third quarter at a cost of $57 million. As of October 30, 2012, the company has repurchased an additional 1.9 million shares in the fourth quarter. Year to date, 10.5 million shares have been repurchased at a cost of $156 million. The remaining authorization to purchase outstanding shares is $168 million.

Quarterly Dividend – Convergys paid its regular quarterly dividend of $0.05 per share in October to holders of record at the close of business on September 21, 2012. The next dividend payment is scheduled to be made on January 4, 2013, to shareholders of record at the close of business on December 21, 2012.

Reconciliation tables of GAAP to non-GAAP results are attached.

2012 Business Outlook – Continuing Operations

Convergys expects improved results from continuing operations for the full year 2012 compared with prior guidance, including:

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•	Customer Management revenue of $1.985 to $2 billion, tightened from prior guidance of $1.975 to $2 billion;

•	Adjusted EBITDA of $235 to $239 million, improving from prior guidance of adjusted EBITDA of $225 to $232 million; and

•	Adjusted EPS of $0.89 to $0.92, improving from prior guidance of $0.80 to $0.85.

Not included in this guidance is the impact of any future strategic acquisitions or additional share repurchase activities. Also not included in this guidance are results classified within discontinued operations, including the impact of the sale of the Information Management business as well as other costs that may be incurred related to, or as a result of, the transaction. Costs that may be incurred as a result of the transaction include an expected fourth quarter pension settlement charge resulting from the sale.

To provide a relevant comparison of 2012 guidance for results from continuing operations with prior year 2011 underlying performance, a table is attached that reconciles 2011 GAAP to 2011 non-GAAP operating income, net income from continuing operations, earnings from continuing operations per share and adjusted EBITDA, excluding results from discontinued operations, equity earnings from the Cellular Partnerships, the impacts of the Cellular Partnerships and Finance and Accounting asset sales, Information Management-related costs included in continuing operations and certain other tax items.

Forward-Looking Statements Disclosure and “Safe Harbor” Note

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance, “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of major industries that we serve; (iii) our inability to protect personally identifiable data against unauthorized access or unintended release; (iv) our inability to maintain and upgrade our technology and network equipment in a timely manner; (v) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (vi) the failure to meet expectations regarding the accounting and tax treatments of the Information Management transaction; (vii) higher than expected costs of replacing services provided by the Information Management business to the rest of Convergys’ businesses; (viii) higher than expected costs of providing transition services and other support to the Information Management business and (ix) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com

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Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G; pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables. To assess the underlying operational performance of the continuing operations of the business for the quarter and to have a basis to compare underlying operating results to prior and future periods, management uses 2012 operating income, net income from continuing operations and diluted earnings per share from continuing operations metrics excluding asset impairment charges, corporate restructuring costs, certain Information Management-related costs that did not meet the criteria for presentation as discontinued operations, interest expense for debt reduction and net post-employment benefit plan credits, and third-quarter and year to date 2011 operating income excluding the Information Management-related costs as well as net income from continuing operations and diluted earnings per share from continuing operations also excluding contributions from the company’s investments in the Cellular Partnerships, including the gain on the sale of our interests in these investments and excluding the gain on the sale of the Finance and Accounting Outsourcing line of business.

These charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the items above, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There is no material purpose for which we use these non-GAAP measures beyond those described above.

The company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the company’s underlying performance relative to other companies in the industry.

Management uses free cash flow to assess the financial performance of the company. Convergys’ management believes that free cash flow is useful to investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations, such as investment in the company’s existing businesses. Further, free cash flow facilitates management’s ability to strengthen the company’s balance sheet, to repurchase the company’s stock, and to repay the company’s debt obligations. Management also believes the presentation of this measure will enhance the investors’ ability to analyze trends in the business and evaluate the company’s underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow include that it does not

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represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There is no material purpose for which we use these non-GAAP measures beyond the purposes described above.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation:

Convergys will hold its Third Quarter Financial Results webcast presentation at 8:30 a.m., Eastern time, Wednesday, October 31. It will feature incoming Executive Chairman Jeff Fox, incoming President and CEO Andrea Ayers and CFO Andre Valentine. The webcast presentation will take place live and will then be available for replay at this link http://tinyurl.com/3Q12ConferenceCall. This link will replay the webcast presentation through November 30. You may also access the webcast or the recording via the Convergys website, www.convergys.com. Click “company,” then “Investor Relations,” then “Events and Webcasts.”

Supporting Resources:

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About Convergys

As a leader in customer management for over 30 years, Convergys Corporation (NYSE: CVG) is uniquely focused on helping companies find new ways to enhance the value of their customer relationships and deliver consistent customer experiences across all channels and geographies. Every day, our nearly 75,000 employees help our clients balance the demands of increasing revenue, improving customer satisfaction, and reducing overall cost using an optimal mix of agent, technology, and analytics solutions. Our actionable insight stems from handling billions of customer interactions annually for our clients. Visit www.convergys.com to learn more.

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

Contacts:

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations

+1 513 723 2061 or krista.boyle@convergys.com

CONVERGYS CORPORATION

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended Sep 30,		%	For the Nine Months Ended Sep 30,		%
(In millions except per share amounts)	2012	2011	Change	2012	2011	Change
Revenues
Customer Management	$501.5	$490.9	2	1,487.2	1,419.0	5
Corporate and Other	6.1	2.4	NM	9.0	13.7	NM

Total Revenues	507.6	493.3	3	1,496.2	1,432.7	4

Costs and Expenses:
Cost of Providing Services and Products Sold	325.7	316.7	3	959.9	916.8	5
Selling, General and Administrative	118.0	123.1	(4)	356.8	362.5	(2)
Research and Development Costs	2.3	3.4	(32)	8.7	10.9	(20)
Depreciation	19.7	18.9	4	60.5	56.5	7
Amortization	1.4	1.9	(26)	5.1	5.6	(9)
Restructuring Charges	1.4	1.2	17	9.0	1.2	NM
Asset Impairment	—	—	NM	88.6	—	NM

Total Costs and Expenses	468.5	465.2	1	1,488.6	1,353.5	10

Operating Income	39.1	28.1	39	7.6	79.2	(90)

Earnings and gain from Cellular Partnerships, net	—	265.0	NM	—	285.2	NM
Other Income, net	0.8	1.2	(33)	2.9	9.0	(68)
Interest Expense	(2.8)	(3.6)	(22)	(10.8)	(12.5)	(14)

Income (Loss) Before Income Taxes and Discontinued Operations	37.1	290.7	(87)	(0.3)	360.9	NM
Income Tax Expense	6.8	99.4	(93)	1.7	117.7	(99)

Income (Loss) from Continuing Operations, net of tax	30.3	191.3	(84)	(2.0)	243.2	NM
(Loss) Income from Discontinued Operations, net of tax (benefit) expense of ($1.1) and ($7.0) for the three months ended September 30, 2012 and 2011, respectively, and $51.6 and $2.3 for the nine months ended September 30, 2012 and 2011, respectively	(2.4)	22.4	NM	70.6	37.1	90

Net Income	$27.9	$213.7	(87)	68.6	280.3	(76)

Basic Earnings (Loss) Per Common Share
Continuing Operations	$0.27	$1.59		$(0.02)	$2.01
Discontinued Operations	$(0.02)	$0.19		$0.62	$0.31

Net Basic Earnings Per Common Share	$0.25	$1.78		$0.60	$2.32

Diluted Earnings (Loss) Per Common Share
Continuing Operations	$0.26	$1.57		$(0.02)	$1.98
Discontinued Operations	$(0.02)	$0.18		$0.62	$0.30

Net Diluted Earnings Per Common Share	$0.24	$1.75		$0.60	$2.28

Weighted Average Common Shares Outstanding
Basic	111.2	120.1		114.2	120.9
Diluted	115.5	121.8		114.2	123.0

Market Price Per Share
High	$16.55	$14.09		$16.55	$15.00
Low	$14.33	$9.01		$12.13	$9.01
Close	$15.67	$9.32		$15.67	$9.32

CONVERGYS CORPORATION

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	Three Months Ended Ended Sep 30,
	2012	2011
Operating income as reported under U.S. GAAP	$39.1	$28.1
Information Management costs not qualifying as Discontinued Operations (a)	—	6.3

Total charges	—	6.3

Adjusted operating income (a non-GAAP measure)	$39.1	$34.4

Income Before Income Taxes and Discontinued Operations as reported under U.S. GAAP	$37.1	$290.7
Operating charges above	—	6.3
Gain on sale of Cellular Partnerships (b)	—	(265.0)

Adjusted Income Before Income Taxes and Discontinued Operations (a non-GAAP measure)	$37.1	$32.0

Income from continuing operations, net of tax, as reported under U.S. GAAP	$30.3	$191.3
Total operating charges from above, net of tax	—	3.9
Gain on sale of Cellular Partnerships, net of tax (b)	—	(171.8)

Adjusted net income from continuing operations (a non-GAAP measure)	$30.3	$23.4

Diluted EPS from continuing operations as reported under U.S. GAAP	$0.26	$1.57
Net impact of total charges included in continuing operations	—	(1.38)

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.26	$0.19

(a)	In March 2012, the Company signed a definitive agreement to sell the Information Management business and the sale substantially closed in May 2012. The results of operations of this business met the criteria for presentation as discontinued operations and therefore are presented on this basis for all periods presented. Certain costs previously allocated to the Information Management business do not qualify for discontinued operations accounting treatment and are required to be reported as costs within continuing operations. The Company classified $6.3 of these costs which previously would have been presented within the Information Management segment within continuing operations for the three months ended September 30, 2011.
(b)	In July 2011, Convergys completed the sale of its 33.8% interest in the Cincinnati SMSA Limited Partnership and its 45.0% interest in Cincinnati SMSA Tower Holdings LLC (together the Cellular Partnerships) for $320. The Company recognized a pre-tax gain on the sale of these investments of $265 in the third quarter of 2011.

Management uses operating income, income from continuing operations, net of tax and earnings per share from continuing operations excluding the above items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	For the Nine Months Ended Sep 30,
	2012	2011
Operating income as reported under U.S. GAAP	$7.6	$79.2
Restructuring (a)	6.4	—
Asset impairment (b)	88.6	—
Pension and other post employment benefit plan curtailment benefit (c)	(2.7)	—
Information Management costs not qualifying as Discontinued Operations (d)	8.8	17.8

Total charges	$101.1	$17.8

Adjusted operating income (a non-GAAP measure)	$108.7	$97.0

(Loss) Income Before Income Taxes and Discontinued Operations as reported under U.S. GAAP	$(0.3)	$360.9
Total operating charges from above	101.1	17.8
Gain on sale of F&A line of business (e)	—	(7.0)
Earnings from investments in Cellular Partnerships, net (f)	—	(20.2)
Gain on sale of Cellular Partnerships (f)	—	(265.0)
Orlando financing fees (g)	1.1	—

Total charges	102.2	(274.4)

Adjusted Income Before Income Taxes and Discontinued Operations (a non-GAAP measure)	$101.9	$86.5

(Loss) Income from continuing operations, net of tax, as reported under U.S. GAAP	$(2.0)	$243.2
Total operating charges from above, net of tax	80.3	12.1
Gain on sale of F&A line of business of $7.0, net of tax (e)	—	(4.3)
Earnings from investments in Cellular Partnerships of $20.2, net of tax (f)	—	(13.1)
Gain on sale of Cellular Partnerships, net of tax (f)	—	(171.8)
Orlando financing fees of $1.1, net of tax (g)	0.7	—

Adjusted income from continuing operations, net of tax (a non-GAAP measure)	$79.0	$66.1

Diluted EPS from continuing operations as reported under U.S. GAAP	$(0.02)	$1.98
Net impact of total charges included in continuing operations (h)	0.69	(1.44)

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.67	$0.54

(a)	The results for the nine months ended September 30, 2012 include $6.4 of restructuring charges within Corporate and Other to reflect the change in our executive team and to reflect the impact of the sale of the Information Management business.
(b)	During the nine months ended September 30, 2012, the Company recorded an impairment charge of $46.0 for the goodwill of the Customer Interaction Technology reporting unit. In addition, as the result of a decision to monetize certain real estate assets, these assets were reclassified to Held for Sale and the Company recorded an impairment charge of $42.6 to reduce the carrying value to estimated fair value less cost to sell.
(c)	During the nine months ended September 30, 2012, the Company recorded net pension and other post employment benefit plan curtailment benefit of $2.7, including $4.1 of curtailment credits from pension and other post employment benefits plans and $1.4 of post-retirement benefits costs related to changes in the executive management team.
(d)	In March 2012, the Company signed a definitive agreement to sell the Information Management business and the sale substantially closed in May 2012. The results of operations met the criteria for presentation as discontinued operations and therefore are presented on this basis for all periods presented. Certain costs previously allocated to the Information Management segment do not qualify for discontinued operations accounting treatment and are required to be reported as costs within continuing operations. The Company classified $8.8 and $17.8 of these costs which previously would have been presented within the Information Management segment within continuing operations for the nine months ended September 30, 2012 and 2011, respectively.
(e)	In the first quarter of 2011, the Company completed the sale of the Finance and Accounting outsourcing line of business for approximately $10, resulting in a pre-tax gain of $7.0 and an after tax gain of $4.3.
(f)	In July 2011, Convergys completed the sale of its 33.8% interest in the Cincinnati SMSA Limited Partnership and its 45.0% interest in Cincinnati SMSA Tower Holdings LLC (together the Cellular Partnerships) for $320. The Company recognized a pre-tax gain on the sale of these investments of $265 in the third quarter of 2011. In addition, upon completion of the sale, the Company no longer reports ongoing income from this investment. For comparability, we are excluding the impact of $20.2 of earnings from the investment in the Cellular Partnerships, net of tax for the nine months ended September 30, 2011.
(g)	In the second quarter of 2012, the Company exercised its option to purchase its leased office facility in Orlando, Florida by discharging the related lease financing obligation in the aggregate principal amount of $55.0. In connection with the purchase, the Company expensed $1.1 of previously deferred financing fees as interest expense.
(h)	Net charges on a per share basis includes an adjustment to Diluted EPS utilizing estimated diluted shares outstanding of 118.5 for the nine months ended September 30, 2012. As the Company recorded a loss from continuing operations under U.S. GAAP, shares outstanding utilized to calculate Diluted EPS from continuing operations are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted diluted EPS from continuing operations reflect the number of diluted shares the Company would have reported if reporting net income from continuing operations under U.S. GAAP.

Management uses operating income, income from continuing operations, net of tax and earnings per share data excluding the items above to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Segment Revenues and Operating Income

(Unaudited)

	For the Three Months			For the Nine Months
	Ended Sep 30,		%	Ended Sep 30,		%
(In millions)	2012	2011	Change	2012	2011	Change
Revenues:
Customer Management	$501.5	$490.9	2	$1,487.2	$1,419.0	5
Corporate	6.1	2.4	NM	9.0	13.7	(34)

Revenue from Continuing Operations	$507.6	$493.3	3	$1,496.2	$1,432.7	4

Operating Income (Loss):
Customer Management	$44.0	$39.0	13	$76.5	$108.5	(29)
Asset impairment	—	—		46.0	—

Customer Management Adjusted Operating Income (a non-GAAP metric)	$44.0	$39.0		$122.5	$108.5

Corporate and Other	(4.9)	(10.9)	(55)	(68.9)	(29.3)	NM
Information Management costs not qualified as Discontinued Operations	—	6.3	(100)	8.8	17.8	(51)
Restructuring	—	—	NM	6.4	—	NM
Asset impairment	—	—	NM	42.6	—	NM
Net post employment benefit plan credits	—	—	NM	(2.7)	—	NM

Corporate Adjusted Operating Income (a non-GAAP metric)	(4.9)	(4.6)	7	(13.8)	(11.5)	20

Operating Income from Continuing Operations	$39.1	$28.1	39	$7.6	$79.2	(90)
Total charges above	—	6.3		101.1	17.8

Adjusted Operating Income (a non-GAAP metric)	$39.1	$34.4	14	$108.7	$97.0	12

Operating Margin	7.7%	5.7%		0.5%	5.5%
Adjusted Operating Margin	7.7%	7.0%		7.3%	6.8%

CONVERGYS CORPORATION

Customer Management—Operating Segment Data

(Unaudited)

	For the Three Months			For the Nine Months
	Ended Sep 30,		%	Ended Sep 30,		%
(In millions)	2012	2011	Change	2012	2011	Change
Revenues:
Communications	$312.4	$300.3	4	$902.8	$844.1	7
Technology	42.0	40.9	3	126.4	128.4	(2)
Financial Services	50.2	51.9	(3)	155.3	161.4	(4)
Other	96.9	97.8	(1)	302.7	285.1	6

Total Customer Management Revenues	501.5	490.9	2	1,487.2	1,419.0	5

Costs and Expenses:
Cost of Providing Services and Products Sold	321.3	315.3	2	954.4	908.6	5
Selling, General and Administrative	113.3	115.4	(2)	342.1	339.9	1
Research and Development Costs	2.3	3.4	(32)	8.7	10.9	(20)
Depreciation	17.8	14.9	19	51.8	44.5	16
Amortization	1.4	1.9	(26)	5.1	5.6	(9)
Restructuring Charges	1.4	1.0	40	2.6	1.0	NM
Asset Impairment	—	—	NM	46.0	—	NM

Total Costs and Expenses	457.5	451.9	1	1,410.7	1,310.5	8

Operating Income as reported under U.S. GAAP	$44.0	$39.0	13	$76.5	$108.5	(29)

Asset Impairment	—	—		46.0	—

Adjusted Operating Income (a non-GAAP measure)	$44.0	$39.0	13	$122.5	$108.5	13

Depreciation	17.8	14.9		51.8	44.5
Amortization	1.4	1.9		5.1	5.6

Adjusted EBITDA (a non-GAAP measure)	$63.2	$55.8	13	$179.4	$158.6	13

Operating Margin	8.8%	7.9%		5.1%	7.6%

Adjusted Operating Margin (a non-GAAP measure)	8.8%	7.9%		8.2%	7.6%

Adjusted EBTIDA Margin (a non-GAAP measure)	12.6%	11.4%		12.1%	11.2%

The Company presents the non-GAAP financial measures Adjusted Operating Income, EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

On a segment basis, Operating Income is the most closely related GAAP measure to the non-GAAP measures EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income or other income statement data prepared in accordance with GAAP and our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses the non-GAAP measures, EBITDA and Adjusted EBITDA, and the GAAP measure, operating income, in evaluation of the segment's underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

(Unaudited)

	For the Three Months			For the Nine Months
	Ended Sep 30,		%	Ended Sep 30,		%
(In millions)	2012	2011	Change	2012	2011	Change
Income (Loss) from Continuing Operations, net of tax	$30.3	$191.3	NM	$(2.0)	$243.2	NM
Depreciation and Amortization	21.1	20.8	1	65.6	62.1	6
Interest expense	2.8	3.6	(22)	10.8	12.5	(14)
Income tax expense	6.8	99.4	NM	1.7	117.7	NM

EBITDA (a non-GAAP measure)	$61.0	$315.1	(81)	76.1	435.5	NM

Asset impairment charges	—	—	NM	88.6	—	NM
Earnings from interests in Cellular Partnerships, net	—	—	NM	—	(20.2)	NM
Gain on sale of F&A line of business	—	—	NM	—	(7.0)	NM
Gain on sale of interests in Cellular Partnerships, net	—	(265.0)	NM	—	(265.0)	NM
Restructuring	—	—	NM	6.4	—	NM
Information Management costs not qualifying as Discontinued Operations	—	6.3	NM	8.8	17.8	(51)
Pension and other post employment benefit plan curtailment benefit	—	—	NM	(2.7)	—	NM

Adjusted EBITDA (a non-GAAP measure)	$61.0	$56.4	8	$177.2	$161.1	10

EBITDA Margin	12.0%	63.9%		5.1%	30.4%

Adjusted EBITDA Margin	12.0%	11.4%		11.8%	11.2%

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

These non-GAAP measures should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Management uses both these non-GAAP measures and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Consolidated Balance Sheets

(Unaudited)

	Sep. 30,	Dec. 31,
(In millions)	2012	2011
Assets
Cash and Cash Equivalents	$697.3	$421.8
Short Term Investments	32.1	22.7
Receivables—Net	311.1	305.9
Other Current Assets	98.5	110.2
Current Assets—Held for Sale	30.3	90.5
Property and Equipment—Net	266.4	343.9
Other Assets	657.7	724.8
Other Assets—Held for Sale	—	306.1

Total Assets	$2,093.4	$2,325.9

Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$0.7	$6.2
Other Current Liabilities	323.0	311.2
Current Liabilities—Held for Sale	—	64.8
Other Liabilities	312.4	365.5
Long-Term Debt	59.9	120.9
Other Liabilities—Held for Sale	—	45.8
Common Shareholders’ Equity	1,397.4	1,411.5

Total Liabilities and Shareholders’ Equity	$2,093.4	$2,325.9

Convergys Corporation

Summarized Statement of Cash Flow

(Unaudited)

	For the Three Months				For the Nine Months
	Ended Sep 30,				Ended Sep 30,
(In millions)	2012		2011		2012		2011
Net cash provided by operating activities	$54.6		$33.0		$106.2		$135.0
Net cash (used in) provided by investing activities	(16.8	)(a)	303.7	(a)	355.0	(b)	276.1	(b)
Net cash used in financing activities	(59.3)		(45.2)		(185.7)		(124.7)

Net (decrease) increase in cash	$(21.5)		$291.5		$275.5		$286.4

(a)	Includes $24.8 and $19.7 of capital expenditures, net of proceeds for disposals, for the three months ended September 30, 2012 and 2011, respectively.
(b)	Includes $71.8 and $57.0 of capital expenditures, net of proceeds for disposals, for the nine months ended September 30, 2012 and 2011, respectively.

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months		For the Nine Months
	Ended Sep 30,		Ended Sep 30,
(In millions)	2012	2011	2012	2011
Net cash provided by operating activities	$54.6	$33.0	$106.2	$135.0

Capital expenditures, net #	(24.8)	(19.7)	(71.8)	(57.0)

Free cash flow (a non-GAAP measure)	$29.8	$13.3	$34.4	$78.0

Management uses free cash flow to assess the financial performance of the Company. Convergys' Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow facilitates Management’s ability to strengthen the Company’s balance sheet, to repay the Company’s debt obligations and to repurchase the Company’s common shares. Management also believes the presentation of this measure will enhance the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above. This non-GAAP measure should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Reconciliation of GAAP results from Continuing Operations

to non-GAAP metrics for Comparison to 2012 Guidance

(In Millions Except Per Share Amounts)

	2011
	Q1	Q2	Q3	Q4	YTD
Operating Income under U.S. GAAP	$37.0	$38.1	$43.5	$49.7	$168.3

IM operating income reported in discontinued operations	(12.3)	(11.7)	(15.4)	(18.8)	(58.2)
IM costs not qualifying as discontinued operations	5.6	5.9	6.3	5.8	23.6

Adjusted Operating Income (a non-GAAP measure)	30.3	32.3	34.4	36.7	133.7

Net Income from Continuing Operations under U.S GAAP	$34.9	$31.7	$213.7	$48.0	$328.3
Income from Cellular Partnerships, net of tax of $10.2 and $10.0, net of tax	(6.6)	(6.5)	—	—	(13.1)
Gain on sale of interests in Cellular Partnerships of $265.0, net of tax	—	—	(171.8)	—	(171.8)
Gain on sale of F&A business of $7.0, net of tax	(4.3)	—	—	—	(4.3)
Impact of normalization of effective tax rate for discrete and other items (1)	—	—	—	(17.0)	(17.0)
IM income from discontinued operations, net of tax	(7.0)	(7.7)	(22.4)	(8.7)	(45.8)
IM costs not qualifying as discontinued operations, net of tax	4.5	3.7	3.9	3.6	15.7

Adjusted Net Income from Continuing Operations (a non-GAAP measure)	$21.5	$21.2	$23.4	$25.9	$92.0

Earnings Per Share from Continuing Operations under U.S. GAAP	$0.28	$0.26	$1.75	$0.40	$2.67
Net impact of items above per adjusted diluted share	(0.11)	(0.09)	(1.56)	(0.19)	(1.92)

Adjusted Earnings Per Share from Continuing Operations (a non-GAAP measure)	$0.17	$0.17	$0.19	$0.21	$0.75

Diluted Shares under U.S. GAAP	126.0	124.1	121.8	120.6	122.9

Net Income from Continuing Operations under U.S. GAAP	$34.9	$31.7	$213.7	$48.0	$328.3
Depreciation and Amortization	23.5	23.6	24.0	25.4	96.5
Interest expense	4.6	4.3	3.6	3.6	16.1
Income tax expense (benefit)	15.3	12.3	92.4	(1.1)	118.9

EBITDA (a non-GAAP measure)	$78.3	$71.9	$333.7	$75.9	$559.8

Income from Cellular Partnerships	(10.2)	(10.0)	—	—	(20.2)
Gain on sale of interests in Cellular Partnerships	—	—	(265.0)	—	(265.0)
Gain on sale of F&A business	(7.0)	—	—	—	(7.0)

Results of Information Management included in discontinued operations:
Income	(7.0)	(7.7)	(22.4)	(8.7)	(45.8)
Depreciation and amortization	(2.7)	(3.1)	(3.2)	(3.8)	(12.8)
Interest expense	—	—	—	—	—
Income tax (expense) benefit	(5.3)	(4.0)	7.0	(10.1)	(12.4)

IM costs not qualifying as discontinued operations	5.6	5.9	6.3	5.8	23.6

Adjusted EBITDA (a non-GAAP measure)	$51.7	$53.0	$56.4	$59.1	$220.2

(1)	We define a normalized tax rate for the 4th quarter of 2011 as 24%.